Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-126329, File No. 333-122509, File No. 333-103046, File No. 333-72479, and File No. 333-180361) of Landauer, Inc. of our report dated December 12, 2012 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chicago, IL
December 12, 2012